EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-60181 on Form S-8 of American Consolidated Laboratories, Inc., of our report, dated March 28, 1997 (May 15, 1997 as to paragraphs three and four of Note 13) appearing in this Annual Report on Form 10-KSB/A for the year ended December 31, 1996.

Raleigh, North Carolina
July 8, 1997